EXHIBIT 11

                         RICHMOND COUNTY FINANCIAL CORP.

               STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                      (In Thousands, Except Per Share Data)

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                                                           FOR THE                    FOR THE
                                                        THREE MONTHS                NINE MONTHS
                                                            ENDED                      ENDED
                                                          MARCH 31,                  MARCH 31,
                                                   ----------------------     ----------------------
                                                      2000        1999           2000        1999
                                                   ----------  ----------     ----------  ----------

Net Income                                         $    8,809  $    5,380     $   26,946  $   16,754
                                                   ==========  ==========     ==========  ==========

Weighted average common shares outstanding         25,923,987  22,515,575     27,181,803  23,431,027

Common stock equivalents due to dilutive effect of
  stock options                                             -           -              -           -
                                                   ----------  ----------     ----------  ----------
Total weighted average common shares and
  equivalents                                      25,923,987  22,515,575     27,181,803  23,431,027
                                                   ==========  ==========     ==========  ==========
Basic earnings per common and common share
  equivalents                                      $     0.34  $     0.24     $     0.99  $     0.73
                                                   ==========  ==========     ==========  ==========
Total weighted average common shares and
  equivalents outstanding                          25,923,987  22,515,575     27,181,803  23,431,027

Additional dilutive shares using ending period
  market value versus average market value
  for the period when utilizing the treasury
  stock method regarding stock options                 89,528    (157,942)       226,705    (192,243)
                                                   ----------  ----------     ----------  ----------
Total shares for dilutive earnings per share       26,013,515  22,357,633     27,408,508  23,238,784
                                                   ==========  ==========     ==========  ==========
Diluted earnings per common share equivalents      $     0.34  $     0.24     $     0.98  $     0.73
                                                   ==========  ==========     ==========  ==========


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